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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MEDAIRE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

MEDAIRE, INC.
80 E. RIO SALADO PARKWAY, SUITE 610
TEMPE, ARIZONA, 85281, USA
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 26, 2006
Dear MedAire, Inc. shareholder:
     The 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of MedAire, Inc., a Nevada corporation (“the Company”), will be held on May 26, 2006, at 8:30a.m. local time (May 25, 2006 at 4:30p.m. MST), in the Treasury room located on Level 18 at the Park Hyatt Melbourne, 1 Parliament Square, Melbourne VIC, 3002 Australia for the following purposes:
(1)	To elect Class II Directors of the Company to serve until the 2008 Annual Meeting of Shareholders and to elect Class III Directors of the Company to serve until the 2009 Annual Meeting of Shareholders;
(2)	To approve an increase in the maximum aggregate annual amount payable to non-executive Directors to USD $152,000 per annum;
(3)	To approve grants of options to non-executive Directors; and
(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
     The Board of Directors has fixed April 1, 2006 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed for the Annual Meeting.
     Your copy of the 2005 Annual Report of the Company is enclosed.

By Order of the Board of Directors

James Allen Williams Chief Executive Officer

Tempe, Arizona, USA April 6, 2006
IMPORTANT
     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD BE PRESENT AT THE ANNUAL MEETING AND SHOULD REQUEST SUCH RETURN OR IF YOU SHOULD REQUEST SUCH RETURN IN THE MANNER PROVIDED FOR REVOCATION OF PROXIES ON THE INITIAL PAGES OF THE ENCLOSED PROXY STATEMENT. PROMPT RESPONSE BY OUR SHAREHOLDERS WILL REDUCE THE TIME AND EXPENSE OF SOLICITATION.

MEDAIRE, INC.
80 E. RIO SALADO PARKWAY, SUITE 610
TEMPE, ARIZONA 85281, USA
PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON MAY 26, 2006
Solicitation of Proxies; Accompanying Documentation
     We are delivering these proxy materials to solicit proxies on behalf of the Board of Directors of MedAire, Inc. (which we refer to as the “Company,” “we,” or “us”), for the 2006 Annual Meeting of Shareholders (the “Annual Meeting”), including any adjournment or postponement thereof. The Annual Meeting will be held on May 26, 2006 at 8:30a.m. local time (May 25, 2006 at 4:30p.m. MST), in the Treasury room located on Level 18 at the Park Hyatt Melbourne, 1 Parliament Square, Melbourne VIC, 3002 Australia.
     Starting on or about April 22, 2006, we are mailing this proxy statement to shareholders entitled to vote at the Annual Meeting, together with a form of proxy and voting instruction card (“proxy card”) and the Company’s Annual Report for the year ended December 31, 2005 (including audited financial statements filed with the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”)). Additional copies of the Annual Report, along with copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (not including documents incorporated by reference), are available without charge to shareholders upon written request to the Company: MedAire, Inc., Attention: Secretary, 80 E. Rio Salado Parkway, Suite 610, Tempe, Arizona 85281, USA. You may review the Company’s filings with the Securities and Exchange Commission by visiting the Company’s website at www.medaire.com.
Costs of Solicitation
     All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the mail, officers, Directors and employees of the Company may solicit the return of proxies by personal interview, mail, telephone and/or facsimile. Such persons will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. The Company will also request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company’s transfer agent, ComputerShare Investor Services Pty Limited, for their reasonable out-of-pocket expenses in forwarding such material.
Shareholders Entitled to Vote at the Annual Meeting
     If you were a registered shareholder at the close of business on the record date, April 1, 2006, you are entitled to receive this notice and to vote at the Annual Meeting. There were 57,453,583 shares of common stock outstanding on the record date. You will have one vote on each matter properly brought before the Annual Meeting for each share of Company common stock you own.
Uncertificated Shares
     In order to allow trading of our common stock on the Australian Stock Exchange (“ASX”), CUFS (CHESS Units of Foreign Securities) are issued to shareholders in uncertificated form. CUFS represent beneficial ownership of the underlying shares of our common stock, the legal ownership of which is held by CHESS (Clearing House Electronic Subregister System) Depository Nominees Pty Ltd. (“CDN”), which is controlled by ASX. CUFS are structured so that each of the CUFS represents one of our shares. Our shares are listed and quoted on the ASX, but trades are settled in CHESS by the delivery of CUFS. Holders are sent a holding statement within one week after a new CUFS account is created, and further holder statements are sent one week after the end of the month in which a transaction change occurs in the holder’s CUFS account. Legal title to all shares remains with CDN, unless and until a CUFS holder requests in writing a transfer of beneficially owned shares from CDN to the holder, in which case a paper transfer will be effected in accordance with our Certificate of Incorporation and By-laws. We maintain a register of individual CUFS holders through Computershare Investor Services in Perth, Australia (the “Register”).

How to Vote Your Shares
     ASX rules require us to send a notice of shareholder meetings (like this proxy statement) to each CUFS holder at the address recorded in the Register. Holders of our common stock are generally entitled to one vote per share held on all matters submitted to a vote of the holders of common stock.
     Your vote is important. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the Annual Meeting, we urge you to vote in advance.
     You may vote your shares by:
•	Attending the Annual Meeting and casting your vote on the proposals;
•	Granting a proxy to someone who attends the Annual Meeting, providing instructions to that person about how to vote your shares by making the appropriate indications on the accompanying proxy card. If you do not instruct your proxy how to vote, your proxy may vote at the Annual Meeting in accordance with his or her discretion. You may grant a proxy to any individual by filling in their name in the space provided at the top of the accompanying proxy card; or
•	Designating James Allen Williams, our Chief Executive Officer, as your proxy (expressly, or by leaving the space provided at the top of the accompanying proxy card blank), and providing instructions about how to vote your shares by making the appropriate indications on the accompanying proxy card, in which case Mr. Williams will act as your proxy and vote your shares in accordance with your instructions. If no clear direction is made, your shares will be voted “for” Proposals 1, 2 and 3, and in the discretion of Mr. Williams with respect to any other matter that is properly brought before the Annual Meeting.
o	Forty-eight hours prior to the Annual Meeting, the Company will provide to CDN a tabulation of how shareholders who return a proxy card that does not designate an individual to act as proxy (Mr. Williams will then act as proxy) have voted with respect to the proposals described in this proxy statement. CDN will review and approve this tabulation. To have your votes tabulated by CDN prior to the Annual Meeting the Company must receive your proxy card designating Mr. Williams as proxy (expressly, or by leaving the space provided at the top of the accompanying proxy card blank) no later than 8:30a.m. (Australian Eastern Standard Time) on May 24, 2006. Please deliver your completed, executed proxy card:
■	by mail to Secretary, MedAire, Inc., 80 E. Rio Salado Parkway, Suite 610, Tempe, Arizona 85281, USA; or
■	by facsimile to (480) 333-3831, Attention: Secretary.
o	Mr. Williams will advise CDN of all of the shareholder votes for which he is a proxy by providing CDN a combined tabulation of the votes of all shareholders for whom he is designated the proxy. He will direct CDN to record a vote in favor of each proposal for each share he has been directed to vote in favor of the proposal and to record a vote against (or, in the case of the election of Directors, withhold votes from) each proposal (or nominee for election as Director) for each share he has been directed to vote against (or withhold votes from) the proposal (or nominee for election as Director).
     Shareholders who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to vote by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.
How to Revoke Your Proxy
     You may revoke your proxy at any time before it is voted at the Annual Meeting by:
•	delivering written notice of revocation to: Secretary, MedAire, Inc., 80 E. Rio Salado Parkway, Suite 610, Tempe, Arizona 85281, USA, at any time before the proxy is voted;
•	executing and delivering a later-dated proxy; or

•	attending the Annual Meeting and voting by ballot.
     No notice of revocation or later-dated proxy will be effective, however, until received by the Company at or prior to the Annual Meeting. Such revocation will not affect a vote on any matter taken prior to the receipt of such revocation. Your attendance at the Annual Meeting will not by itself revoke your proxy.
Voting at the Annual Meeting
     The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to vote in person at the Annual Meeting. If you hold your shares in street name, you must obtain a proxy executed in your favor from your nominee (such as a bank or broker) to be able to vote at the Annual Meeting.
     Your shares will be voted at the Annual Meeting as directed by the voting instructions on your proxy card if: (1) you are entitled to vote, (2) your proxy was properly executed, (3) we received your proxy prior to the Annual Meeting, and (4) you did not revoke your proxy prior to the Annual Meeting.
The Board’s Recommendations
     If you send a properly executed proxy card designating Mr. Williams as proxy (expressly, or by leaving the space provided at the top of the accompanying proxy card blank) without specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors:
•	FOR the election of the nominated slate of Class II and Class III Directors (see pages 5 through 6);
•	FOR the increase in the maximum aggregate annual amount payable to non-executive Directors (see page 20); and
•	FOR the grant of stock options to non-executive Directors (see page 21).
     If any other matters properly come before the Annual Meeting, the shares represented by all properly executed proxies will be voted in accordance with the judgment of the persons named on such proxies.
Votes Required to Approve Each Item
     The presence at the Annual Meeting (in person or by proxy) of the holders of at least a majority of the shares outstanding on the record date, April 1, 2006, is necessary to have a quorum allowing us to conduct business at the Annual Meeting. The following votes are required to approve each item of business at the Annual Meeting:
•	Election of Directors: Nevada law requires that a plurality of the shares present at the Annual Meeting (in person or by proxy) and entitled to vote is required to approve the election of the Directors (Proposal 1). Under plurality voting, nominees for Director who receive the greatest number of favorable votes are elected.
•	Non-executive Director Compensation: A majority of the shares present at the Annual Meeting (in person or by proxy) and entitled to vote is required to approve the increase in the maximum aggregate annual amount payable to non-executive Directors (Proposal 2). The votes of certain persons will be excluded as described in the Voting Exclusion Statement under Proposal 2 below.
•	Non-executive Director Option Grants: A majority of the shares present at the Annual Meeting (in person or by proxy) and entitled to vote is required to approve the grants of stock options to non-executive Directors (Proposal 3). The votes of certain persons will be excluded as described in the Voting Exclusion Statement under Proposal 3 below.
•	Other Items: A majority of the shares present at the Annual Meeting (in person or by proxy) and entitled to vote is required to approve any other items of business that properly come before the Annual Meeting.
     Broker “non-votes” occur when a nominee (such as a bank or broker) returns a proxy, but does not have the authority to vote on a particular proposal because it has not received voting instructions from the beneficial owner. Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting, but are not counted for purposes of determining the number of shares entitled to vote with respect to any proposal for which the broker lacks discretionary authority. Accordingly, broker non-votes will have no effect on the outcome of the vote for the election of Directors or any other proposed matter. Shareholders of record who are present in person or by proxy and who abstain (or, in the case of the election of Directors, withhold their vote), including brokers holding customers’ shares of record who cause abstentions (or, in the case of election of Directors, withheld votes) to be recorded at the Annual Meeting, are considered shareholders who are present and entitled to vote and are counted toward the quorum. A properly executed proxy marked “ABSTAIN” with respect to any matter, or “WITHHOLD” with respect to the election of Directors, will not be voted. Accordingly, withheld votes will have no effect on the outcome of the election of Directors, and abstentions will have the same effect as a vote “AGAINST” any other proposed matter.
Annual Meeting Admission
     You may attend the Annual Meeting if you are a registered shareholder, a proxy for a registered shareholder, or a beneficial owner of Company common stock with evidence of ownership.
Voting Results
     We will include the results of the Annual Meeting in the Company’s next quarterly report filed with the SEC.
Interest of Certain Persons in Matters to be Acted Upon
     Terry Giles, Dr. Roy Herberger and John Gilbert McCormack, three of our non-executive Directors, have a direct interest in Proposal 2, which could increase their annual compensation, and Proposal 3, which would grant each of them certain stock options. Our other non-executive Directors, Gregory J. Bell, Neil Warren Hickson, John Jessup and Sandra Wilkenfeld Wadsworth may also have an interest in Proposal 2 and Proposal 3 which could increase their annual compensation and entitle them to stock options in the future. These four Directors have agreed to waive any fees and stock option grants for their services as Directors for the next two years. Joan Sullivan Garrett, as our Founder and Chairman, is compensated according to the terms of her employment agreement as described in this proxy statement, and does not participate in non-executive director compensation. The votes of all Directors and their associates will be excluded from Proposal 2, and the votes of all Directors who are eligible to participate in any equity incentive scheme of the Company and their associates will be excluded from Proposal 3, in each case, as described in the Voting Exclusion Statements set forth under “Proposal 2—Approval of Increase of Maximum Aggregate Annual Amount Payable to Non-executive Directors” and “Proposal 3—Approval of Grants of Stock Options to Non-Executive Directors.”
* * * * *

PROPOSAL 1 — ELECTION OF DIRECTORS
(Item 1 on Proxy Card)
     The Articles of Incorporation of the Company, provide that the number of Directors constituting the Board of Directors may be as many as nine (9). By Consent Resolutions effective March 1, 2006 (the “Consent Resolutions”), a majority of our shareholders established the number of Directors comprising the Board of Directors at nine (9) and elected nine (9) Directors.
     On March 8, 2006, our Board of Directors amended our By-laws to divide the Directors into 3 classes, with (i) Class I Directors not being required to stand for re-election at the Annual Meeting, but continuing to hold office until the 2007 annual meeting of shareholders when they must retire (and if they wish, offer themselves for re-election); (ii) Class II Directors being required to stand for re-election at the Annual Meeting, but to hold office until the 2008 annual meeting of shareholders; and (iii) Class III Directors being required to stand for re-election at the Annual Meeting, but to hold office until the 2009 annual meeting of shareholders.
     At each annual meeting after the Annual Meeting, Directors will be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual meeting.
     The Board of Directors has designated Ms. Joan Sullivan Garrett, Mr. Terry Giles and Dr. Roy Herberger as Class I Directors. Therefore, each of these individuals will not stand for election at the Annual Meeting, and will continue as a Director until the 2007 annual meeting of shareholders or until his or her successor shall have been duly elected and qualified.
     The Board of Directors has nominated three (3) persons for election as Class II Directors of the Company at the Annual Meeting, each to serve until the 2008 annual meeting of shareholders or until his or her successor shall have been duly elected and qualified. The nominees for election as Class II Directors are Ms. Sandra Wilkenfeld Wadsworth and Messrs. John Gilbert McCormack and Gregory J. Bell.
     The Board of Directors has nominated three (3) persons for election as Class III Directors of the Company at the Annual Meeting, each to serve until the 2009 annual meeting of shareholders or until his successor shall have been duly elected and qualified. The nominees for election as Class III Directors are Messrs. James Allen Williams, John Jessup and Neil Warren Hickson.
     All of the nominees are incumbent Directors standing for reelection. All of the nominees have been unanimously approved by the independent Directors. Each nominee has consented to be named in this Proxy Statement and to serve if elected. If, prior to the Annual Meeting, any nominee should become unavailable to serve for any reason, the shares represented by all properly executed proxies will be voted for such alternate individual as shall be designated by the Board of Directors, unless the Board of Directors shall determine to reduce the number of Directors pursuant to the By-laws of the Company.
     Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting, is required for the election of Directors. Shares will be voted for the nominees in accordance with the specifications marked on the proxies applicable thereto, and if no specification is made, will be voted “FOR” the election of the nominees.
     The table below sets forth the names and ages of the nominees for Director standing for election and the year each first became a Director of the Company.

				To Stand Until
		Year First Became a		Annual General
Name	Age	Director of the Company	Class	Meeting
Gregory J. Bell	46	2006	Class II	2008
John Gilbert McCormack	67	2006	Class II	2008
Sandra Wilkenfeld Wadsworth	57	2006	Class II	2008
Neil Warren Hickson	48	2006	Class III	2009
John Jessup	46	2006	Class III	2009
James Allen Williams	51	2006	Class III	2009

     Set forth below for each person nominated to be a Director is a description of all positions held by such person with the Company and the principal occupations of such person during at least the last five years.
     Gregory J. Bell. Mr. Bell was elected as a member of our Board of Directors upon the effectiveness of consent resolutions of a majority of our shareholders (the “Consent Resolutions”), March 1, 2006. From May 2005 through the present, Mr. Bell served as Chief Financial Officer of the Americas Region for International SOS Assistance, Inc., an emergency medical assistance company, (“International SOS”), responsible for finance and information technology. From January 2003 until joining International SOS, Mr. Bell served as Chief Financial Officer, Secretary and Treasurer of Katalyst LLC, an investment banking firm focused on the technology marketplace. From October 1999 to December 2002, Mr. Bell served as Chief Financial Officer, Secretary and Treasurer of Destiny Websolutions, Inc., a product and services technology firm. Mr. Bell has also operated a consulting business providing bookkeeping services to clients since April 2005. Mr. Bell is our Audit Committee financial expert. Mr. Bell received his BS in Accounting from the Pennsylvania State University and is a Certified Public Accountant.
     John Gilbert McCormack. Mr. McCormack was elected as a member of our Board of Directors upon the effectiveness of the Consent Resolutions, March 1, 2006. Since 1972, Mr. McCormack has been employed by the Company he founded, McCormack International Pty Ltd to facilitate the import to Australia and distribution of industrial, office, security, transport and medical paper products from the U.S., Canada, Japan and the U.K. Since 1992, Mr. McCormack has consulted to that sector and worked with government agencies in Australia on waste reduction initiatives and water improvement programs. Mr. McCormack earned his Degree in Paper Marketing from the University of Technology.
     Sandra Wilkenfeld Wadsworth. Ms. Wadsworth was elected as a member of our Board of Directors upon the effectiveness of the Consent Resolutions, March 1, 2006. From October 2000 to the present, Ms. Wadsworth has served as Senior Executive Vice President, Global Accounts for International SOS. Her duties include global accounts management. Ms. Wadsworth is also a member of the Executive Committee of International SOS. Ms. Wadsworth earned her Bachelor and Master of Arts degrees in English from Sam Houston State University.
     Neil Warren Hickson. Mr. Hickson was elected as a member of our Board of Directors upon the effectiveness of the Consent Resolutions, March 1, 2006. He was appointed as Secretary and Treasurer on March 8, 2006. From January 2000 to the present, Mr. Hickson has been employed as Deputy Managing Director and Chief Financial Officer of International SOS (Australia) Pty Ltd, an emergency medical assistance company. Mr. Hickson is responsible for financial and general management of that company. Mr. Hickson earned his Bachelor of Economics degree in Accounting from the University of Sydney.
     John Jessup. Mr. Jessup was elected as a member of our Board of Directors upon the effectiveness of the Consent Resolutions, March 1, 2006. From July 2005 through the present, Mr. Jessup has served as Managing Director, Australia Region for International SOS (Australia) Pty Ltd., an emergency medical assistance company. Mr. Jessup is responsible for managing operations for International SOS (Australia) Pty Ltd in Australia, New Zealand, Papua New Guinea and the Pacific Islands. Mr. Jessup received his Medical Rep. Diploma from the Australian Pharmaceutical Manufacturers’ Association. Mr. Jessup also earned Bachelor of Economics and Master of Business Administration degrees from Macquarie University.
     James Allen Williams. James Allen Williams was appointed as a Director on December 21, 2005. March 8, 2006, Mr. Williams was designated as the Chief Executive Officer of the Company. Mr. Williams served as Executive Vice President and General Manager of International SOS from March 1999 through December 2004. From December 2004 through October 2005, Mr. Williams served as President and Chief Operating Officer, Americas Region, of International SOS. From October 2005 through December 2005, Mr. Williams served as Group Director for Health and Safety Market Development for International SOS. Mr. Williams’ corporate responsibilities for International SOS have included the consolidation of United States International SOS operations, building a professional management team, direct oversight of International SOS’ operations in North, Central and South America and development of health and safety commercial strategy and capabilities for the oil and gas industries and the commercial and military aviation sectors. Mr. Williams earned his Bachelor of Science degree in Mechanical Engineering from North Carolina State University.
* * * * *
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR” ALL NOMINEES FOR DIRECTOR.
* * * * *

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each Director and nominee for Director, (iii) each executive officer listed in the Summary Compensation Table set forth in “Executive Compensation” below, and (iv) all Directors and executive officers as a group.

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner(1)	Beneficial Ownership		Percentage of Class(2)
Principal Securityholders:
Common	Connemara, LLC(3)	18,676,065		32.51%
	2448 E. Squawbush Pl.
	Phoenix, AZ 85048
Common	Best Dynamic Services	13,058,149		22.73%
	Limited(4)
	PO Box 957
	Offshore Incorporations
	Centre
	Road Town, Tortola
	British Virgin Islands
Common	ANZ Nominees Limited	6,063,971		10.55%
	GPO Box 2842AA
	Melbourne, Victoria 3001
	Australia
Directors and Named Executive Officers:
Common	James Allen Williams	0		*
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281
Common	Joan Sullivan Garrett(5)	18,676,065		32.51%
	2448 E. Squawbush Pl.
	Phoenix, AZ 85048
Common	James E. Lara	580,000	(6)	1.01%
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281
Common	Michelle Hanson	150,000	(7)	*
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281
Common	Jeff Gregorec	100,000	(8)	*
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281
Common	Terry Giles	21,000	(9)	*
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281
Common	Roy Herberger	10,000	(10)	*
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281
Common	Gregory Bell	0		*
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner(1)	Beneficial Ownership		Percentage of Class(2)
	Ste. 610
	Tempe, AZ 85281
Common	John Jessup	0		*
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281
Common	John McCormack	850,000	(11)	*
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281
Common	Neil Hickson	0		*
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281
Common	Sandra Wadsworth	0		*
	c/o MedAire, Inc.
	80 E. Rio Salado Parkway,
	Ste. 610
	Tempe, AZ 85281
Directors and Executive		20,661,442		35.96%
Officers as a Group (14 persons)
*	Less than one percent.

(1)	Unless otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares reported.

(2)	Shares which an individual or group has a right to acquire within 60 days of April 1, 2006 pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person shown in the table. On April 1, 2006, the date as of which these percentages are calculated, there were 57,453,583 shares of our Common Stock issued, and 2,258,007 options to purchase Common Stock and 580,000 warrants for shares of Common Stock deemed to be outstanding.

(3)	Joan Sullivan Garrett is the manager of Connemara, LLC and its sole member is Ms. Sullivan Garrett’s family trust.

(4)	Based on a Schedule 13D — General Statement of Acquisition of Beneficial Ownership filed with the U.S. Securities and Exchange Commission on December 27, 2005 by Best Dynamic Services Limited. Best Dynamic Services Limited is a wholly-owned subsidiary of Blue Cross Travel Services B.V., which is a wholly-owned subsidiary of International SOS (EMEA) Holdings N.V., which is a wholly-owned subsidiary of AEA International Holdings Limited. Each such entity disclaims any beneficial ownership of any of the securities to which such report relates, except to the extent of each such entity’s indirect pecuniary interest in such securities. Arnaud P.A. Vaissie, Pascal M.G. Rey-Herme, and Laurent Sabourin, collectively, have investment and voting power with respect to the securities of AEA International Holdings Limited and may be deemed to indirectly beneficially own the securities held by Best Dynamic Services Limited. Each such person disclaims any beneficial ownership of any of the securities to which such report relates, except to the extent of each such person’s indirect pecuniary interest in such securities.

(5)	Ms. Sullivan Garrett has indirect ownership of these shares through Connemara, LLC, an LLC managed by Ms. Sullivan Garrett and of which the sole member is Ms. Sullivan Garrett’s family trust.

(6)	Consists of 580,000 immediately exercisable warrants to purchase shares of Common Stock.

(7)	Consists of 150,000 immediately exercisable options to purchase shares of Common Stock, all of which were issued pursuant to our Amended and Restated 1998 Key Employee Stock Option Plan.

(8)	Consists of 100,000 immediately exercisable options to purchase shares of Common Stock, all of which options were issued pursuant to our Amended and Restated 1998 Key Employee Stock Option Plan.

(9)	Consists of 7,000 shares held directly and 10,000 immediately exercisable options to purchase shares of Common Stock issued pursuant to our Amended and Restated 1998 Key Employee Stock Option Plan.

(10)	Consists of 10,000 immediately exercisable options to purchase shares of Common Stock issued pursuant to our Amended and Restated 1998 Key Employee Stock Option Plan.

(11)	Consists of 800,000 shares held directly and 50,000 shares held indirectly in the name of Janice Esme McCormack.
PERFORMANCE GRAPH
     Included below is a line graph and a table comparing the yearly percentage change in the cumulative total shareholder return on the Company’s Common Stock against the cumulative total return of the Australian Stock Exchange and the Russell MicrocapTM Index for the period commencing January 20, 2003 (the date the Company’s stock was first listed on the Australian Stock Exchange) and ending December 31, 2005 covering the Company’s three fiscal years ended December 31, 2003, December 31, 2004 and December 31, 2005. Our shares opened for trading on the Australian Stock Exchange on January 20, 2003. Prior to that date, the Company was a private company. There were not sufficient transactions in the Company’s common stock prior to January 20, 2003 to provide meaningful valuation comparisons prior to that date.
     The Company has included the Australian Stock Exchange because that is where the Company’s shares are traded. The Russell MicrocapTM Index has been selected as source of comparison because it includes companies with a similar market capitalization to ours. Virtually all of the Company’s direct competitors and peers are privately held companies. We therefore are not able to construct a “peer group” for purposes of comparing returns.

			Russell
		Australian Stock	MicrocapTM
Date	MedAire, Inc. (“MDE”)	Exchange	Index
January 20, 2003	100.00	100.00	100.00
December 31, 2003	129.41	126.55	162.93
December 31, 2004	72.55	153.69	185.97
December 31, 2005	92.54	176.80	190.75
     This graph and table assumes that $100 was invested on January 20, 2003 in the Company’s Common Stock, in the Australian Stock Exchange and in the Russell MicrocapTM Index and that dividends were reinvested.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
     The Board of Directors conducts its business through meetings of the Board of Directors and through its standing committees. The Board of Directors has determined that Terry Giles and Dr. Roy Herberger are independent within the meaning of currently applicable rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Nasdaq listing standards.
Audit and Corporate Governance Committee
     The Company’s Board of Directors has an Audit and Corporate Governance Committee. As of the date of mailing this Proxy Statement, our Audit and Corporate Governance Committee consists of Gregory J. Bell, Terry Giles and Dr. Roy Herberger. Mr. Bell is the Chairman of the Audit and Corporate Governance Committee. Our Board of Directors has determined Mr. Giles and Dr. Herberger, but not Mr. Bell, to be “independent” within the meaning of currently applicable rules of the Securities Exchange Act of 1934 (“Exchange Act”) and Nasdaq listing standards for audit committee members and has determined that all members of the Audit and Corporate Governance Committee comply with the financial knowledge requirements of Nasdaq listing standards. In addition, our Board of Directors has determined that Gregory Bell qualifies as a “financial expert” within the meaning of currently applicable rules of the Exchange Act and complies with the professional experience requirements of the Nasdaq listing standards.
     The Audit and Corporate Governance Committee charter provides that the committee is comprised of a minimum of two Directors and assists the Board of Directors in oversight of the integrity of the Company’s financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function, the quality and integrity of the accounting, auditing and reporting practices of the Company, the Company’s systems of disclosure controls and procedures and internal control over financial reporting and related issues. On March 8, 2006, the Board of Directors amended the Audit and Corporate Governance Committee charter to eliminate the requirement that all members of the committee be independent. A current copy of the Audit and Corporate Governance Committee charter is attached to this Proxy Statement as Exhibit A and is available on the Company’s website, www.medaire.com under the “Company-Investor Relations-Corporate Governance” captions.
Report of the Audit and Corporate Governance Committee
     The Audit and Corporate Governance Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2005 with management of the Company and with McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm. The Audit and Corporate Governance Committee has also discussed with McGladrey & Pullen, LLP the matters required by Statement on Auditing Standards No. 61, “Communications with Audit Committees.” The Audit and Corporate Governance Committee has also received the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with McGladrey & Pullen, LLP its independence.
     Based on the review and discussions referred to above, the Audit and Corporate Governance Committee has recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.
     Submitted by the Audit and Corporate Governance Committee of the Board of Directors,

Gregory J. Bell, Chairman
Terry Giles
Dr. Roy Herberger
Compensation and Nomination Committee
     The Company’s Board of Directors has a Compensation and Nomination Committee. As of the date of mailing this Proxy Statement, our Compensation and Nomination Committee consists of Dr. Roy Herberger (Chairman) and Terry Giles, each of whom our Board of Directors has determined to be “independent” within the meaning of currently applicable rules of the Exchange Act and Nasdaq listing standards.

     The Compensation and Nomination Committee charter provides that it shall be comprised of a minimum of two Directors, and that the committee shall review the Company’s policies on executive compensation and make recommendations to the Board with respect to such compensation, identify individuals qualified to become Board members, and select or recommend that the Board select the Director nominees for the next annual meeting of the shareholders. A current copy of the Compensation and Nomination Committee charter is available on the Company’s website, www.medaire.com under the “Company-Investor Relations-Corporate Governance” captions.
     Board candidates, including Directors standing for reelection, are considered based upon various criteria, such as skills, experience, expertise and personal qualities that will best complement Board effectiveness; the capability of the candidate to devote the necessary time and commitment to the role; and potential conflicts of interest and independence. Detailed background information in relation to a potential candidate is also provided to all Directors. In identifying potential candidates, the Compensation and Nomination Committee may rely on suggestions and recommendations from the Board, management and others, and may also retain search firms for assistance. The Board believes that the Company’s independent Directors are in the best position to locate qualified candidates, therefore, the Board does not currently have a policy with regard to the consideration of any Director candidates recommended by shareholders.
Report of the Compensation Committee on Executive Compensation
General Executive Compensation Policy
     The Company’s executive compensation policy is designed (i) to attract to the Company qualified individuals who have the potential as executive officers to contribute to the long-term growth and success of the Company and thereby enhance shareholder value, (ii) to motivate such executive officers to perform at the highest of professional levels so as to maximize their contribution to the Company, and (iii) to retain such executive officers in the employ of the Company. Accordingly, the Company’s executive compensation policy is intended to offer the Company’s executive officers competitive compensation opportunities that are tied to their contribution to the growth and success of the Company and their personal performance. Each executive officer’s compensation package is comprised of three major elements: (i) base salary, which reflects individual performance and is generally set at market levels in the industry; (ii) an annual cash incentive bonus, which provides an incentive to help the Company achieve its financial objectives and meet individual goals; and (iii) discretionary equity (usually stock option) grants, which strengthen the mutuality of interests between the executive officers and the Company’s shareholders.
     As a general matter, the base salary for each executive officer is initially established through negotiation at the time the officer is hired, taking into account such officer’s qualifications, experience, prior salary, and industry salary information. Year-to-year adjustments to each executive officer’s base salary are based upon personal performance for the year, changes in the general level of salaries of persons in comparable positions within the industry, and the average merit salary increase for such year for all employees of the Company, as well as other factors the Compensation and Nomination Committee judges to be pertinent during an assessment period. In making base salary decisions, the Compensation and Nomination Committee exercises its judgment to determine the appropriate weight to be given to each of the above-listed factors. Stock options provide the Company’s executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company’s Common Stock. Stock option grants are intended to directly motivate an executive to maximize long-term shareholder value. In general, stock options granted to executive officers utilize five-year vesting periods that are intended to encourage executive officers to continue in the employ of the Company. Each executive officer also receives certain additional non-cash and non-stock benefits.
Implementation of Executive Compensation Policy
     The following describes the manner in which the Company’s executive compensation policy was implemented with respect to the fiscal year ended December 31, 2005. Also summarized below are some of the more important factors that were considered in establishing each executive officer’s compensation package for the 2005 fiscal year. Additional factors were also taken into account, and the Compensation and Nomination Committee may, in its discretion, apply entirely different factors (particularly, different measures of performance) in setting executive compensation for future fiscal years, but it is expected that all compensation decisions will be designed to further the general executive compensation policy set forth above.
     Each year, the Chief Executive Officer recommends to the Compensation and Nomination Committee new base salary levels, annual incentive bonus levels as a percentage of base salary, and stock option grants for the Company’s executive officers other than the Chief Executive Officer. In formulating such recommendations, the Chief Executive Officer considers industry, peer group and national surveys of compensation, as well as the past and expected future contributions of the individual executive officers. The Compensation and Nomination Committee then reviews the Chief Executive Officer’s recommendations in light of its assessment of each officer’s past performance and its expectation as to future contributions, and arrives at new compensation levels for each of the executive officers, including the Chief Executive Officer.
     During fiscal 2005, James Lara, the Company’s Chief Operating Officer and President during fiscal year 2005, was granted 1,740,000 warrants to purchase our Common Stock. In light of the uncertainty in connection with the interpretation of the awarding, vesting and exercisability of these warrants, on March 8, 2006, the Company and Mr. Lara agreed to a clarification of the terms of the warrants which deems the warrants to be a fully vested award of warrants to purchase a total of 580,000 shares, resulting in the cancellation of the balance of 1,160,000 warrants. There were no grants of stock options by the Company to any of its executive officers during fiscal 2005.
Chief Executive Officer Compensation
     In setting the compensation payable to Ms. Sullivan Garrett (who was the Chief Executive Officer from January 1, 2005 through December 31, 2005), the Compensation and Nomination Committee generally sets base salary at market levels in the industry. Base salary for Ms. Sullivan Garrett for the fiscal year ended December 31, 2005 was established based upon the Compensation and Nomination Committee’s evaluation of the Company’s performance and her personal performance, as well as the Company’s objective of improving the competitiveness of her salary as compared to salaries being paid to similarly situated chief executive officers.
     In setting Ms. Sullivan Garrett’s compensation a number of factors are reviewed by the Compensation and Nomination Committee. First and foremost, the Chief Executive Officer is responsible for the execution of the company’s strategic plan. The Company’s earnings for the year are considered a priority with other factors such as meeting specific market targets, customer satisfaction, key personnel recruiting, and turnover rounding out the compensation criteria. Adjustments are made in the CEO’s evaluation to take into consideration extraordinary circumstances that may have occurred during the performance measurement period. Ms. Sullivan Garrett also submitted a qualitative review of her own performance to the Compensation and Nomination Committee. Each Compensation and Nomination Committee member also conducted a separate qualitative review. All of these reviews were discussed by the Compensation and Nomination Committee with Ms. Sullivan Garrett.
     Submitted by the Compensation and Nomination Committee of the Board of Directors,

Dr. Roy Herberger, Chairman
Terry Giles
Compensation Committee Interlocks and Insider Participation
     No member of our Compensation and Nomination Committee was during the last fiscal year or previously an officer or employee of the Company or its subsidiaries. Nor did any such member engage in any transactions or incur any indebtedness with the Company or others during the last fiscal year required to be disclosed pursuant to Item 404 of Regulation S-K.
Meetings of the Board of Directors and Committees
     During the fiscal year ended December 31, 2005, the Board of Directors met thirteen times and took actions on four other occasions by unanimous written consent. During such period, there were four meetings of the Audit and Corporate Governance Committee and one meeting of the Nomination and Compensation Committee.
     During the fiscal year ended December 31, 2005, each Director attended at least 75% of the Board of Directors meetings and meetings of any committees on which he or she served. It is the Company’s policy to encourage that Directors standing for election at an annual meeting attend the annual meeting. All Directors standing for election at the Company’s Annual Shareholders’ Meeting on May 3, 2005 attended such annual meeting.

Shareholder Communications with Directors
     Shareholders who wish to communicate with the Board of Directors or an individual Director may do so by sending a letter to the Secretary of the Company at 80 E. Rio Salado Parkway, Suite 610, Tempe, Arizona 85281, USA. The Secretary will make copies of all such letters and circulate them to the appropriate Director or Directors. Shareholders may also contact the Company through our website, www.medaire.com which contains a link to an email account that we have established specifically for investor communications, invest@medaire.com.
DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT
     The following table sets forth the name, age and position of each of the members of our Board of Directors and our executive officers as of the date of this Proxy Statement:

Name	Age	Position
James Allen Williams	51	Chief Executive Officer, Class III Director
Joan Sullivan Garrett	56	Chairman, Class I Director
James E. Lara	58	President and Chief Operating Officer
Michelle M. Hanson	33	Chief Financial Officer
Greg Eaton	35	Managing Director of Global Doctor
Jeffrey Gregorec	37	Vice President, Sales
Aaron Hawkins	34	Managing Director of MedAire Limited
Steve Holstein	58	Senior Vice-President of Marketing and Gov't. Programs
Terry Giles*	63	Class I Director
Dr. Roy Herberger**	63	Class I Director
Gregory J. Bell***	46	Class II Director
Neil Warren Hickson	48	Treasurer, Secretary, Class III Director
John Jessup	46	Class III Director
John Gilbert McCormack	67	Class II Director
Sandra Wilkenfeld Wadsworth	57	Class II Director

*	Member of the Audit and Corporate Governance Committee and the Compensation and Nomination Committee

**	Chairman of the Compensation and Nomination Committee and member of the Audit and Corporate Governance Committee

***	Chairman of the Audit and Corporate Governance Committee
     Class I Directors will continue to hold office until the 2007 annual meeting of shareholders when they must retire (and if they wish, offer themselves for re-election). Class II Directors are required to stand for re-election at the Annual Meeting, but to hold office until the 2008 annual meeting of shareholders. Class III Directors are required to stand for re-election at the Annual Meeting, but to hold office until the 2009 annual meeting of shareholders. At each annual meeting after the Annual Meeting, Directors will be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual meeting. Officers are designated by and serve at the pleasure of the Board of Directors (subject to the terms of any employment agreement).
Information regarding Directors and executive officers:
     Joan Sullivan Garrett. Ms. Sullivan Garrett has served as our Chief Executive Officer since founding the Company in 1985 through March 8, 2006 and as our Chairman since 1987. From 1985 to 2004 Ms. Sullivan Garrett served as our President as well. A critical care registered flight nurse and chief medical officer with more than 15 years medical experience, Ms. Sullivan Garrett created the first emergency medical global response center, MedLink, where medical emergencies are managed by a team of Board-certified emergency physicians. Ms. Sullivan Garrett has consulted with airlines and governing bodies such as British Airways and the U.S. Federal Aviation Administration on health and safety-related projects and issues. She serves as Vice-Chairman on the Board of Governors for the Flight Safety Foundation, has provided congressional testimony, and is a corporate member of the National Business Aviation Association and the Associate Member Advisory Council. Ms. Sullivan Garrett has been a long-time member and Director of the International Aviation Women’s Association, the Aerospace Medical Association and the International Society of Travel Medicine. She also serves on the Board of Arizona Business Leadership. Ms. Sullivan Garrett graduated from Mesa Community College with an AA degree in nursing. Additionally, she has taken various Global Leadership courses through the Executive Education Program at Thunderbird, the Garvin School of International Management.
     James E. Lara. Mr. Lara has served as our President and Chief Operating Officer since he joined the Company in November 2004. From November 2004 through March 2006, Mr. Lara was a member of the Board of Directors. Prior to joining as our President, Mr. Lara served on our Board of Directors from 1996 to May 2004. An airline transport pilot and certified International Captain, Mr. Lara served as Vice President, Aviation and Travel for Sea Ray Boats, a manufacturer of fiberglass pleasure boats and yachts, from June 1986 through March 2002. In his role as Vice President, Aviation and Travel, Mr. Lara was responsible for executive, fiscal and operational management. From January 2002 through December 2004, Mr. Lara served as a principal in Gray Stone Associates, Inc., a management consulting firm specializing in fiscal and operational performance improvement for services sector firms. Mr. Lara graduated from San Francisco State University with a BS degree in business management with a computer science emphasis and math minor.
     Michelle M. Hanson. Ms. Hanson has served as our Chief Financial Officer since she joined the Company in January 2004. In addition, Ms. Hanson was elected as Secretary in December 2004 and served in that position until March 2006. Prior to joining the Company, Ms. Hanson served as the Chief Financial Officer for Interact Commerce Corporation, a division of Best Software, from December 2001 until November 2003. Ms. Hanson also served as the Corporate Controller for Interact Commerce Corporation from April 1998 until December 2001. Ms. Hanson’s background includes several years in public accounting with KPMG LLP. Ms. Hanson is a Certified Public Accountant in the State of Arizona and received her BA degree in accountancy from Northern Arizona University.
     Greg Eaton. Mr. Eaton has served as our Managing Director of the Global Doctor subsidiary since joining the Company in 2002. Prior to joining the Company, Mr. Eaton worked as the Executive Director for two wholly owned subsidiaries of American Medical Centers Management Company, an international provider of management, consulting and financial services between 1996 and 2000 in Kiev, Ukraine and subsequently in Warsaw, Poland between 2000 and early 2001. Mr. Eaton also served as the Director of Business Development for Med-Emerg International, a provider of healthcare staffing solutions and medical services, in Mississauga, Ontario from early 2001 to June 2002. Mr. Eaton earned his MBA in international management from Thunderbird, the Garvin School of International Management.
     Jeffery Gregorec. Mr. Gregorec has served as our Vice President of Sales since he joined the Company in July 2004. Prior to joining the Company, Mr. Gregorec served as the Regional Vice President of Sales for Computer Associates International from November 1999 to June 2004. Mr. Gregorec earned his BS degree in political science from Arizona State University.
     Aaron Hawkins. Mr. Hawkins has served as a Managing Director for MedAire Limited since April 2002 and was appointed as the Director and Company Secretary for MedAire Limited, a wholly owned subsidiary of MedAire, Inc., in May 2005. Prior to his current assignment he had worked with MedAire, Inc. in the following positions: 2001 Manager, International Sales EMEA based in Oslo, Norway, 2001 OEM Account Manager, 2000 OEM Product Manager, 1997 Business Aviation Sales, 1996 Communications Specialist, 1993 Emergency Medical Kit Coordinator, 1990 Shipping and Receiving Clerk. Mr. Hawkins has a BA Honors Degree in International Business Management from Staffordshire University located in the United Kingdom. Additionally, Mr. Hawkins is the son of Joan Sullivan Garrett, our Founder and Chairman.
     Steve Holstein. Mr. Holstein joined the company as Vice President of Marketing in September of 2000 and subsequently was named Sr. Vice President of Marketing and Government Programs. From 1993 until joining MedAire, Mr. Holstein was the Director of North American Operations for The York Group. Beginning in 1994, he was also a consultant to MedAire on matters of marketing and business development. Mr. Holstein also served in various positions from 1983 until 1993 at MicroAge, Inc., including: Director Marketing Communications, Director Apple Computer Sales, Director International Business Development, and Acting Vice President Product Management. Mr. Holstein’s background includes several years experience as a television journalist and in special event and fund raising for a not-for-profit organization. Mr. Holstein received his BA degree in journalism with a minor in business management from Colorado State University.
     Terry Giles. Mr. Giles has served as a non-executive and independent member of the Board of Directors of the Company since May 2004. He is a member of the Audit and Corporate Governance Committee and the Compensation and Nomination Committee. Mr. Giles has been a corporate executive, an entrepreneur, and a consultant in the banking, technology, and distribution industries. He has served as the Senior Vice President and Chief Financial Officer of Lincoln First Bank (now part of J.P. Morgan Chase), of Great Western Bank and of First Commercial Savings and Loan Association. He has also served as the Senior Vice President, Finance and Administration and Chief Financial Officer of MicroAge, Inc., and as Manager of Intec, LLC. In addition to accounting, control, treasury, investment, and planning duties, his corporate responsibilities have included information technology, human resources, legal, and various administrative functions. His career experience includes positions in large, mid-sized, and small corporations. Mr. Giles holds a BS degree and a MBA degree in Finance from the University of Rochester. He also served as an officer in the U.S. Navy.
     Dr. Roy Herberger, Ph.D. Dr. Herberger has served as a non-executive and independent member of the Board of Directors of the Company since May 2004. He is the Chairman of the Compensation and Nomination Committee and is a member of the Audit and Corporate Governance Committee. Dr. Herberger recently retired as President of Thunderbird, the Garvin Graduate School of International Management, a position he has held since 1989. Dr. Herberger’s experience includes research and consultancies with several major Asian corporations. His articles in international business negotiations have appeared in U.S. and international academic and business periodicals. Dr. Herberger has served on numerous councils and committees focused on economic development, and sits on the Boards of several corporations as follows: PinWest Capital Corp, Action Performance, InterCard Wireless and Direct Merchants Credit Card Bank. InterCard Wireless, a public company in Australia, entered receivership in Australia on August 9, 2004 and has yet to come out of receivership. He also serves on the Board of Forest Highlands Foundation and the Mayo Clinic. Dr. Herberger earned his Bachelor and Master’s degrees in Business from the University of Texas at Austin and his Doctorate in Marketing from the University of Colorado.
     Information about James Allen Williams, Gregory J. Bell, Neil Warren Hickson, John Jessup, John Gilbert McCormack and Sandra Wilkenfeld Wadsworth is set forth under “Proposal 1—Election of Directors” above.
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
     The following table sets forth information with respect to compensation earned during 2005, 2004 and 2003 by our Chief Executive Officer and our four other most highly compensated executive officers in 2005. The officers listed in the following table are referred to as the Named Executive Officers.
Summary Compensation Table

						Long-Term Compensation Awards			All other
	Annual Compensation					Awards		Payout ($)	Compensation
				Other Annual		Restricted	Securities
Name and		Salary	Bonus	Compensation		Stock	Underlying	LTIP
Principal Position	Year	($)	($)	($)		Awards	Options/SARs	Payout ($)	($)
Joan Sullivan Garrett(1)	2005	245,142	37,125	19,173	(3)	—	—	—	16,142	(6)
Chairman and CEO	2004	208,576	7,400	19,343	(3)	—	—	—	74,469	(6)
	2003	190,000	51	16,245	(3)	—	—	—	7,197	(6)
James Lara(2)	2005	210,000	31,000	11,629	(4)	—	—	—	666	(7)
President and Chief	2004	19,385	—	—		—	1,740,000	—	7,000	(8)
Operating Officer	2003	—	—	—		—	50,000	—	79,422	(8)
Steve Holstein	2005	119,912	13,625	10,521	(4)	—	—	—	3,774	(7)
Vice President	2004	118,568	9,400	9,617	(4)	—	—	—	2,640	(7)
Marketing	2003	90,000	745	8,524	(4)	—	250,000	—	2,446	(7)
Michelle Hanson	2005	143,477	18,125	7,561	(4)	—	—	—	5,118	(7)
Chief Financial	2004	112,789	—	6,339	(4)	—	150,000	—	1,460	(7)
Officer and Secretary	2003	—	—	—		—	—	—	—
Jeff Gregorec	2005	125,792	3,062	43,520	(5)	—	—	—	2,135	(7)
Vice President of	2004	55,855	—	10,835	(5)	—	100,000	—	—
Sales	2003	—	—	—		—	—	—	—
(1)	Ms. Sullivan Garrett resigned as Chief Executive Officer on March 8, 2006.

(2)	Mr. Lara served as Chief Operating Officer beginning November 23, 2004, and Executive Director beginning December 21, 2004. Mr. Lara’s position as Executive Director terminated on March 1, 2006, with the election of Directors pursuant to the Consent Resolutions.

(3)	Ms. Sullivan Garrett’s other annual compensation consisted of auto allowance compensation totaling $12,144, $12,067 and $10,010 for the years ended 2005, 2004 and 2003, respectively. Ms. Sullivan Garrett’s medical, dental and vision insurance compensation totaled $7,029, $7,276 and $6,235 for the years ended 2005, 2004 and 2003, respectively.

(4)	Other annual compensation for executive officers consisted of medical, dental and vision insurance compensation totaling $29,711, $15,956 and $8,524 for the years ended 2005, 2004 and 2003, respectively.

(5)	All other compensation for Mr. Gregorec consisted of medical, dental and vision insurance compensation totaling $7,561 and $3,150 for the years ended 2005 and 2004 and sales commissions paid totaling $35,959 and $7,685 for the years 2005 and 2004.

(6)	All other compensation for Ms. Sullivan Garrett consisted of employer 401(k) match contributions of $8,715, $6,000 and $5,653 for the years ended 2005, 2004 and 2003, respectively, and life insurance premiums totaling $7,427, $2,469 and $1,544 for the years ended 2005, 2004 and 2003, respectively, as well as $66,000 in 2004 for her interest in the buy-out of the management agreement related to the MedSpace acquisition. The Compensation amounts reflected are on a cash basis.

(7)	All other compensation for these executive officers consisted of employer 401(k) match contributions totaling $11,693, $4,100 and $2,446 for the years ended 2005, 2004 and 2003, respectively.

(8)	Mr. Lara served as a member of our Board of Directors from 1996 to May 2004 and from November 2004 to March 2006. Mr. Lara’s all other compensation consists of fees paid to him as a Director.
Stock Option Grants
     The following table sets forth information regarding stock options granted to the Named Executive Officers during the year ended December 31, 2005, all of which, except as indicated, were granted under the Amended and Restated 1998 Key Employee Stock Option Plan. None of the Named Executive Officers received stock appreciation rights (SARS).

Individual Grants					Potential Realizable
Value at Assumed
		% of Total			Annual Rates of Stock
	# of Securities	Options			Price Appreciation for
	Underlying	Granted to	Exercise of		Option Term
	Options	Employees in	Base Price
Name	Granted	Fiscal Year	($/Share)	Expiration Date	5%($)	10%($)
Garrett, Joan	—	—	—	—	—	—
Lara, James(1)	1,740,000	87.9%	$0.68	12/31/2009	$84,996	$183,041
Holstein, Steve	—	—	—	—	—	—
Hanson, Michelle	—	—	—	—	—	—
Gregorec, Jeff	—	—	—	—	—	—
____________
(1)	In light of the uncertainty in connection with the interpretation of the awarding, vesting and exercisability of these warrants, on March 8, 2006, the Company and Mr. Lara agreed to a clarification of the terms of the warrants which deems the warrants to be a fully vested award of warrants to purchase a total of 580,000 shares, resulting in the cancellation of the balance of 1,160,000 warrants.
Exercise of Stock Options and Year-End Values
     The following table sets forth information regarding the number and value of unexercised stock options held by each of the Named Executive Officers as of December 31, 2005. None of the Named Executive Officers exercised stock options in 2005.

			Number of Securities	Value of Unexercised
	Shares		Underlying Unexercised	In-the-Money
	Acquired		Options at	Options at
	on	Value	Fiscal Year-End	Fiscal Year-End
Name	Exercise	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable
Garrett, Joan	—	—	—	—
Lara, James	—	—	0/1,740,000	$0/87,000
Holstein, Steve	—	—	204,377/120,000	$54,594/54,000
Hanson, Michelle	—	—	30,000/120,000	$100/400
Gregorec, Jeff	—	—	20,000/80,000	$0/0

Amended and Restated 1998 Key Employee Stock Option Plan
     Our Amended and Restated 1998 Key Employee Stock Option Plan (the “Plan”) permits our Board of Directors to grant stock options and/or stock appreciation rights to our employees and contractors who provide services to us and, in each case, upon whose judgment, initiative and efforts the successful conduct of our business largely depends. The total number of shares that may be issued under the Plan is 15% of shares outstanding. In any event, no more than 20 million shares may be issued pursuant to incentive stock options, and no more than 20 million shares may be subject to awards that are intended to be “performance-based compensation,” as that term is used for purposes of Internal Revenue Code Section 162(m), granted to any one individual during any calendar year-period.
     Our Board of Directors has the conclusive authority to construe and interpret the Plan, any stock option agreement entered into under the Plan and any stock appreciation right granted under the Plan. Our Board has the discretion, among other things, to:
•	award options (provided that the aggregate fair market value (determined at the time the option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year shall not exceed $100,000);
•	determine the exercise price of the options (provided that the price in the case of incentive stock options shall not be less than the per share fair market value of our outstanding shares on the date the option is granted and provided that in the case of incentive stock options the requirements of the Internal Revenue Code applicable to such options are met);
•	determine the option period (provided that no incentive stock option granted under the Plan may be exercised later than 10 years from the date of grant);
•	determine the vesting schedule for stock options; and
•	award stock appreciation rights concurrently with the grant of a stock option on such terms and conditions as it deems appropriate, provided that stock appreciation rights shall be exercisable at any time prior to their expiration date, but only to the extent that the related stock option is exercisable.
     Stock options and stock appreciation rights awarded under the Plan are not transferable except by will or the laws of decent and distribution.
     As of December 31, 2005, there were 2,258,007 options to purchase shares of our Common Stock outstanding under the Plan.
Compensation of Directors
     Our Compensation Committee makes recommendations to our Board of Directors with respect to the compensation, benefits and perquisites provided to Directors. Our Board of Directors then determines what levels of Director compensation, benefits and perquisites are appropriate and submits a proposal to our shareholders for approval. Shareholder approval of Director compensation is required by the Listing Rules of the Australian Stock Exchange (the “Listing Rules”), to which we are subject by virtue of our listing on the Australian Stock Exchange.
     The following table sets forth the fees paid to non-executive Directors in the year ended December 31, 2005.
Directors’ Fees — Year ended December 31, 2005

	# Stock Options		Fees
	Issued	Exercise Price	($)

Non executive Directors
Terry Giles	10,000	$0.51	$19,562.51
Roy Herberger	10,000	$0.51	$19,062.50
James MacKenzie*	10,000	—	$14,708.34
Bernard Kerik**	0	—	$0

Total	30,000		$53,333.35

*	Mr. MacKenzie resigned as a member of the Board of Directors on July 7, 2005 prior to vesting of this annual option grant.

**	Mr. Kerik resigned as a member of the Board of Directors on March 1, 2005 prior to this annual option grant.
     Our Board has approved the following compensation to our non-executive Directors effective March 1, 2006, subject to, and not to be paid until, shareholder approval of “Proposal 2 — Approval of Increase of Maximum Aggregate Annual Amount Payable to Non-executive Directors” and “Proposal 3—Approval of Grants of Stock Options to Non-executive Directors.”
(a)	For services provided through February 28, 2006 by Terry Giles and Dr. Roy Herberger, one-time payments and issuances to each of Terry Giles and Dr. Roy Herberger of:
i.	$23,000.01 and $21,999.99, respectively, and
ii.	Issuance at the Annual Meeting of an immediately vested 10-year option to purchase 50,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value of a share of the Company’s common stock on the date of the Annual Meeting; and
(b)	For services provided from and after March 1, 2006, payments and issuances to each non-executive Director of:
i.	$16,000 as total annual retainer paid on a quarterly basis in advance;
ii.	$5,000 for each Board meeting attended, payable quarterly in arrears;
iii.	$500 for each committee meeting attended, payable quarterly in arrears; and
iv.	an immediately vested 10-year option to purchase 10,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value of a share of the Company’s common stock on the date of the Annual Meeting.
     Each of Gregory J. Bell, Neil Warren Hickson, John Jessup and Sandra Wilkenfeld Wadsworth has agreed to waive his or her respective compensation described above for the next two years.
Employment Contracts
Joan Sullivan Garrett
     Ms. Sullivan Garrett’s employment agreement (the “Garrett Employment Agreement”) generally provides that Ms. Sullivan Garrett will act as Chairman of the Company and be responsible for the representation and promotion of MedAire’s brand to customers, governmental authorities, the medical community, and other stakeholders. Ms. Sullivan Garrett will further assist in formulating the strategic vision of the Company, but will not have any day-to-day management responsibility. Ms. Sullivan Garrett will retain all of the benefits and perquisites under her previous employment agreement, including an annual base salary of $249,690, an automobile allowance of $950 per month, and participation in the Company’s benefit plans, including bonus, medical, dental and vision insurance, life insurance, long term disability insurance and the 401(k) plan. The Garrett Employment Agreement has a term of five years and provides that Ms. Sullivan Garrett’s employment may not be terminated under any circumstances, but that the Board of Directors can elect to put Ms. Sullivan Garrett on garden leave for the duration of the term of her employment, during which leave she will continue to be entitled to all pay, benefits and perquisites. The Garrett Employment Agreement includes non-competition provisions which will end when the term of Ms. Sullivan Garrett’s employment ends.
James E. Lara
     Mr. Lara’s employment agreement (the “Lara Employment Agreement”) generally provides that Mr. Lara will act as President and Chief Operating Officer of the Company. Mr. Lara will retain all of the benefits and perquisites under his previous employment agreement, including an annual base salary of $216,300, an automobile allowance of $500 per month, and participation in the Company’s benefit plans, including medical, dental and vision insurance, life insurance, long term disability insurance and the 401(k) plan. The term of the Lara Employment Agreement runs through December 31, 2007 and is renewed automatically for additional one year periods, unless either party serves written notice of an intent not to renew at least six months before the end of the initial or any renewal term. The Lara Employment Agreement may not be terminated under any circumstances, but the Board of Directors can elect, at any time, to place Mr. Lara on garden leave for 12 months with full pay, benefits and perquisites. The Lara Employment Agreement includes non-competition provisions which will end two years after Mr. Lara’s employment ends and confidentiality provisions that continue indefinitely.
James Allen Williams
     Mr. Williams’ employment agreement (the “Williams Employment Agreement”) generally provides that Mr. Williams will act as Chief Executive Officer of the Company and receive an annual base salary of $243,500, an automobile allowance of $500 per month, and participation in the Company’s benefit plans, including medical, dental and vision insurance, life insurance, long term disability insurance and the 401(k) plan. The term of the Williams Employment Agreement runs through December 31, 2007 and is renewed automatically for additional one year periods, unless either party serves written notice of an intent not to renew at least six months before the end of the initial or any renewal term. The Williams Employment Agreement also includes a provision entitling the Company, at any time, to place Mr. Williams on garden leave for 12 months with full pay, benefits and perquisites. The Williams Employment Agreement includes non-competition provisions which will end two years after Mr. Williams’ employment ends and confidentiality provisions that continue indefinitely.
Other Employment Contracts with Executive Officers
     On December 18, 2001, January 5, 2004, and June 29, 2004, respectively, we entered into confidentiality and non-solicitation agreements with Steven Holstein, Michelle Hanson and Jeff Gregorec, respectively, whereby the executive agrees not to disclose any confidential information during the term of his or her employment or thereafter and not to solicit business from MedAire clients or hire MedAire employees or clients during the course of his or her employment and for a period of 2 years thereafter.
     Our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Senior Vice-President of Marketing/Business Development, Senior Vice-President of Global Services, Vice-President of Global Services, Director — Manufacturing Operations, Managing Director — Global Doctor, Managing Director — MedAire Limited, and Vice-President of Human Resources were eligible to participate in our 2006 Executive Bonus Program (the “Bonus Program”). This program was established by management, and approved by the Compensation Committee. We reevaluate our Executive Bonus Program each year, and management, with the approval of the Compensation Committee, approves the Executive Bonus Program each year. In 2006, the Bonus Program provides that the total bonus opportunity for each of the eligible participants is 20% of such individual’s base salary. Fifty percent of the bonus opportunity was based upon the performance of the Company, measured by the Company’s attainment of a “target” EBITDA set by the Compensation Committee. The other 50% of the bonus opportunity was based upon the achievement by each individual of his or her individual goals for the year. Goals must directly relate to our key initiatives for 2006; be focused upon specific, measurable results; be established in conjunction with and approved by the participating individual’s immediate manager, and finally approved by the Chief Executive Officer or Chief Operating Officer; and will be documented in the participating individual’s personnel file. All payments pursuant to the Bonus Program are subject to the approval of our Compensation Committee.
     Additionally, we have made the following payments:
     (a) The Company’s entry into a consulting services agreement with Frank Garrett for a total compensation of $25,000 for calendar year 2006 (Mr. Garrett is the spouse of Joan Sullivan Garrett, our founder and CEO), and
     (b) The Company’s payment to James E. Lara of a one-time bonus compensation of $25,000 for calendar year 2006.

PROPOSAL 2 — APPROVAL OF INCREASE OF MAXIMUM AGGREGATE ANNUAL AMOUNT
PAYABLE TO NON-EXECUTIVE DIRECTORS
(Item 2 on Proxy Card)
General Information
     The Board of Directors has recognized that Directors’ responsibilities have increased substantially in recent years, particularly given the developments in corporate governance practices.
     Our Compensation and Nomination Committee has recommended to the Board of Directors that the existing level of fees is low compared to peer organizations with similar activities and risk profiles, and that an increase in fees is required. The Board of Directors agrees with the recommendation of the Compensation and Nomination Committee that the Company should make provisions for fees to be increased so that the Company’s fee structure remains competitive with that of other listed companies with similar activities and risk profiles so that the Company has the ability to increase Directors’ fees in line with market conditions and can, therefore, continue to attract suitable qualified Directors.
     The Board of Directors, on the prior recommendation of the Compensation and Nomination Committee, proposes that the maximum aggregate annual amount payable to non-executive Directors be increased to USD $152,000 per annum. Fees include all superannuation contributions and non-cash benefits. Other than statutory superannuation, retirement benefits are not payable to non-executive Directors.
     Each of Gregory J. Bell, Neil Warren Hickson, John Jessup and Sandra Wilkenfeld Wadsworth has agreed to waive his or her fee-based compensation for the next two years. Joan Sullivan Garrett, as our Founder and Chairman, is compensated according to the terms of her employment agreement as described in this proxy statement, and does not participate in non-executive director compensation.
* * * * *
Voting Exclusion Statement
The Company will disregard any votes cast on Proposal 2 by:
•	the Directors of the Company; and
•	any associates of the Directors of the Company.
However, the Company need not disregard a vote if it is cast by the person as proxy for a person who is entitled to vote, in accordance with the directions on the proxy card.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL
OF THE INCREASE IN THE MAXIMUM AGGREGATE AMOUNT OF FEES PAYABLE TO NON-
EXECUTIVE DIRECTORS.
* * * * *

PROPOSAL 3 — APPROVAL OF GRANTS OF STOCK OPTIONS TO NON-EXECUTIVE DIRECTORS
(Item 3 on Proxy Card)
General Information
     The Board of Directors has recognized that Directors’ responsibilities have increased substantially in recent years, particularly given the developments in corporate governance practices.
     The Board of Directors believes that it is in the best interest of the Company to compensate our non-executive Directors with equity compensation as set forth below so that the Company’s fee structure remains competitive with that of other listed companies with similar activities and risk profiles and the Company can continue to attract suitable qualified Directors.
     Our Board has approved the following stock option grants to our non-executive Directors effective March 1, 2006, subject to, and not to be paid until, shareholder approval of this Proposal 3.
(a)	For services provided through February 28, 2006 by Terry Giles and Dr. Roy Herberger, issuances to each of Terry Giles and Dr. Roy Herberger at the Annual Meeting of an immediately vested 10-year option to purchase 50,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value of a share of the Company’s common stock on the date of the Annual Meeting; and
(b)	For services provided from and after March 1, 2006, issuances to each non-executive Director of an immediately vested 10-year option to purchase 10,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value of a share of the Company’s common stock on the date of the Annual Meeting.
     Each of Gregory J. Bell, Neil Warren Hickson, John Jessup and Sandra Wilkenfeld Wadsworth has agreed to waive his or her equity-based compensation described above for the next two years. Joan Sullivan Garrett, as our Founder and Chairman, is compensated according to the terms of her employment agreement as described in this proxy statement, and is does not participate in non-executive director compensation.
* * * * *
Voting Exclusion Statement
The Company will disregard any votes cast on Proposal 3 by:
•	the non-executive Directors of the Company who are eligible to participate in any equity incentive scheme of the Company; and
•	any associates of such Directors of the Company.
However, the Company need not disregard a vote if it is cast by the person as proxy for a person who is entitled to vote, in accordance with the directions on the proxy card.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL
OF THE GRANTS OF STOCK OPTIONS TO NON-EXECUTIVE DIRECTORS.
* * * * *

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     We purchase certain medical equipment and supplies from Laerdal Medical Corporation. At the beginning of the fiscal year, Laerdal held 5.5% of our outstanding common stock, however, as of December 31, 2005, Laerdal only held 3.0% of our outstanding common stock. We purchased equipment and supplies from Laerdal for an aggregate amount of $96,000 in the year ended December 31, 2005. As of December 31, 2005, we had an outstanding liability to Laerdal of $1,200.
     Our agreement with Laerdal Medical Corporation is on terms comparable to the terms we would have received in an arms-length transaction with an un-related party. The Company purchases medical kit and AED components from un-related suppliers.
     The Letter Agreements dated December 27, 2005, between Best Dynamic Services Limited (“BDS”) and Joan Sullivan Garrett outline mutual goals and strategies relating to the direction and control of the Company. Pursuant to the Letter Agreements, BDS and Ms. Sullivan Garrett agreed to execute certain Consent Resolutions and to urge other shareholders to approve such Consent Resolutions. As described in the definitive Information Statement on Schedule 14C, filed on February 9, 2006, the executed Consent Resolutions caused a substantial change in the composition of the Company’s Board of Directors with the election of six new Directors nominated by BDS. As reported by BDS on its Schedule 13D filed with the SEC on December 27, 2005, BDS is a wholly-owned subsidiary of Blue Cross Travel Services B.V., which is a wholly-owned subsidiary of International SOS (EMEA) Holdings N.V. (“ISOSH”), which is a wholly-owned subsidiary of AEA International Holdings Limited. Each such entity disclaims any beneficial ownership of any of the securities to which such report relates, except to the extent of each such entity’s indirect pecuniary interest in such securities. Arnaud P.A. Vaissie, Pascal M.G. Rey-Herme, and Laurent Sabourin, collectively, have investment and voting power with respect to the securities of AEA International Holdings Limited and may be deemed to indirectly beneficially own the securities held by Best Dynamic Services Limited. Each such person disclaims any beneficial ownership of any of the securities to which such report relates, except to the extent of each such person’s indirect pecuniary interest in such securities.
     Among the other agreements described in the Letter Agreements was a voting agreement in which the parties agreed not to vote their respective shares of common stock in any way inconsistent with the terms of the Letter Agreements. Ms. Sullivan Garrett also agreed to refrain from selling, pledging or otherwise disposing of the common stock or voting power through the common stock for a period of five years, except that Ms. Sullivan Garrett may sell an amount equal to 3% of the total outstanding common stock of the Company during each period of six calendar months, starting December 5, 2006. Ms. Sullivan Garrett also agreed to grant to BDS or its designee a right of first offer to purchase the common stock held by Ms. Sullivan Garrett, for a purchase price equal to the greater of (X) the average weighted quoted price over the previous 90 days, or (Y) the last annual audited stated EBITDA per share multiplied by 7.5 or (Z) if a sale is proposed to a third-party purchaser, the purchase price per share and otherwise on the same terms and conditions set forth in a notice of the sale given by Ms. Sullivan Garrett to BDS.
     Also pursuant to the Letter Agreements, following the effectiveness of the Consent Resolutions, Joan Sullivan Garrett, who continues as our Chairman and currently holds approximately 32.5% of our outstanding common stock, was appointed for a period of 5 years as a member of the Board of Directors of AEA Investment, Ltd., a wholly-owned subsidiary of AEA International Holdings, Ltd., a corporation organized under the laws of the British Virgin Islands and the parent company of BDS and International SOS Assistance, Inc. Ms. Sullivan Garrett will be paid a fee of $4667.67 per month, and fees may be paid in advance. Ms. Sullivan Garrett’s employment agreement with the Company was also amended as described under “Compensation of Directors and Executive Officers—Employment Agreements—Joan Sullivan Garrett.”
INDEPENDENT AUDITORS
     Representatives of McGladrey & Pullen, LLP, the Company’s independent auditors (“McGladrey”), are not expected to be present at the Annual Meeting and will not have the opportunity to make a statement. Such representatives are not expected to be available to respond to appropriate questions from those attending the Annual Meeting.
     The Board of Directors engaged McGladrey to audit the Company’s consolidated financial statements for the year ended December 31, 2005.

Principal Accountant Fees and Services
     The following table presents fees for professional audit services rendered by McGladrey & Pullen, LLP for the audit of the Company’s annual financial statements, and tax services rendered by RSM McGladrey, Inc., for the years ended December 31, 2005 and 2004, and fees billed for other services rendered during those periods.

(In thousands)
Year Ended December 31	2005	2004
Audit Fees	$517	$101
Audit-Related Fees	—	—
Tax Fees	36	28
All Other Fees	—	—

Total	$553	$129

Audit Fees. These amounts represent fees of McGladrey & Pullen, LLP for the audit of the Company’s annual consolidated financial statements and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as consents and assistance with review of documents filed with the SEC, including but not limited to our Registration Statement on Form 10. “Audit Fees” also include advice on accounting matters that arose in connection with or as a result of the audit or the review of periodic consolidated financial statements and statutory audits the non-U.S. jurisdictions require.
Audit-Related Fees. No audit-related fees were incurred during the years ended December 31, 2005 or 2004.
Tax Fees. These fees, of RSM McGladrey, Inc., consist generally of tax compliance and return preparation. The compliance and return preparation services consisted of the preparation of original and amended tax returns, claims for refunds, and support during income tax audit or inquiries.
All Other Fees. No other fees were incurred during the years ended December 31, 2005 or 2004.
Policy on Audit and Corporate Governance Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor
     The Audit and Corporate Governance Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent auditor. Each year, the Audit and Corporate Governance Committee approves the terms on which the independent auditor is engaged for the ensuing fiscal year. On an as-needed basis, the Committee reviews and, if appropriate, pre-approves additional services to be performed by the independent auditor. All fees were approved in advance of service by the Audit and Corporate Governance Committee.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires that the Company’s Directors, executive officers and persons who own more than 10% of the Company’s common stock file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, Directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.
     To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2005, Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were complied with, although initial Form 3 filings for Joan Sullivan Garrett, James E. Lara, Michelle Hanson, Robert Valente, Steve Holstein, Jeff Gregorec, Rachael Bertrandt, Richard Gomez, Heidi Giles, Jim Gibson, Gary Del Vecchio, Janis Straty, Terry Giles, Dr. Roy Herberger, James Allen Williams, Aaron Hawkins and Best Dynamic Services were not filed on a timely basis. Best Dynamic Services also filed one Form 4 that was not timely. The Company does not know of any other failure to file a required form pursuant to Section 16(a) during the fiscal year ended December 31, 2005.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
     If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy material in connection with the 2007 Annual Meeting of Shareholders, the proposal must be on matters appropriate for shareholder action, in proper form and otherwise consistent with the rules and regulations under the Exchange Act and the Company’s By-laws, and received by the Secretary of the Company on or before December 27, 2006. Proposals should be directed to the Company’s Secretary, MedAire, Inc., 80 E. Rio Salado Parkway, Suite 610, Tempe, Arizona 85281, USA.
OTHER BUSINESS
     The Board of Directors does not know of any business to be brought before the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if any other matters are properly presented for action, it is the intention of each person named in the accompanying proxy to vote said proxy in accordance with his judgment on such matters.
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS
     The Company is required to provide an Annual Report to shareholders who receive this proxy statement. The Company will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (not including documents incorporated by reference), are available without charge to shareholders upon written request to the Company: MedAire, Inc., Attention: Secretary, 80 E. Rio Salado Parkway, Suite 610, Tempe, Arizona 85281, USA. You may review the Company’s filings with the Securities and Exchange Commission by visiting the Company’s website at www.medaire.com.

By Order of the Board of Directors

James Allen Williams
Chief Executive Officer

Tempe, Arizona, USA
April 6, 2006
     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND DESIRE THEIR STOCK TO BE VOTED ARE URGED TO MARK, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY.

EXHIBIT A
MedAire, Inc. (the “Company”)
Audit and Corporate Governance Committee Charter
A. Mission.
The purpose of the Audit Committee is to assist the Board of Directors (the “Board”) in oversight of:
•	The integrity of the Company’s financial statements;

•	The independent registered public accounting firm’s (the “Independent Auditor”) qualifications and independence;

•	The performance of the Company’s internal audit function and Independent Auditor;

•	The quality and integrity of the accounting, auditing and reporting practices of the Company;

•	The Company’s systems of disclosure controls and procedures and internal controls over financial reporting; and

•	Management’s responsibilities to assure that there is in place an effective system of controls reasonably designed to:
o	safeguard the assets and income of the Company;

o	assure the integrity of the Company’s financial statements; and

o	maintain compliance with the Company’s Code of Conduct, policies, plans and procedures, and with laws and regulations.
Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee should also provide for open communication among the Independent Auditor, financial and senior management, the internal auditing function and the Board.
The Audit Committee has the authority to obtain additional assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities.
The Company will provide appropriate funding, as determined by the Audit Committee, for compensation to the Independent Auditor, to any advisors that the Audit Committee chooses to engage, and for payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
B. Membership and Meetings.
The Audit Committee shall consist of a minimum of two (2) members of the Board. Each member shall be a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment in carrying out the responsibilities of a director.
All members of the Audit Committee must comply with all financial literacy requirements of the securities exchange(s) on which the Company is listed. The Board will determine whether at least one member of the Audit Committee qualifies as an “audit committee financial expert” in compliance with the criteria established by the SEC. The existence of such a member, including his or her name and whether or not he or she is independent, will be disclosed in periodic filings as required by the SEC. Audit Committee members are encouraged to enhance their familiarity with finance and accounting by participating in educational programs. The Audit Committee shall be provided with appropriate educational resources related to accounting principles and procedures, current accounting topics pertinent to the company and other material as may be requested by the Audit Committee in order to maintain appropriate financial literacy.

The members shall be appointed by majority vote of the Board.
The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet, at least quarterly, with the Independent Auditor and executive management in separate private sessions to discuss any matters that the Audit Committee or these persons believe should be discussed. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or the Independent Auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.
C. Duties and Responsibilities.
The Audit Committee shall have the following duties and delegated responsibilities:
Documents/Reports/Accounting Information Review
1. Review, at least annually, the Audit Committee’s charter and recommend any proposed changes to the Board for approval.
2. Review and discuss with management and the Independent Auditor the Company’s annual financial statements, quarterly financial statements (prior to the Company’s 10-Q filings or release of earnings), and all internal controls reports (or summaries thereof). Review other relevant reports or financial information submitted by the Company to any governmental body or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and relevant reports rendered by the Independent Auditor (or summaries thereof).
3. Recommend to the Board whether the financial statements should be included in the annual report on Form 10-K.
4. Review the regular internal reports to management (or summaries thereof) prepared by the internal auditing department, as well as management’s response.
Independent Auditor
5. Act for the Board in the direct appointment, establishment of compensation and direct oversight of the Independent Auditor, which firm shall report directly to the Audit Committee. Review the performance of the Independent Auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the Independent Auditor and remove the Independent Auditor if circumstances warrant. Oversee the resolution of disagreements between management and the Independent Auditor if they arise. Consider whether the Independent Auditor’s performance of permissible nonaudit services is compatible with the Independent Auditor’s independence. Discuss with the Independent Auditor the matters required to be discussed under Statement on Auditing Standards (SAS) No. 61, as amended by SAS No. 84 and SAS No. 90.
6. After the Company is subject to Section 404 of the Sarbanes-Oxley Act, review the Independent Auditor’s attestation and report on management’s internal control report.
7. Hold timely discussions with the Independent Auditor regarding:
     a. all critical accounting policies and practices;

          b. all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and
          c. other material written communications between the Independent Auditor and management, including, but not limited to, the management letter and schedule of unadjusted differences.
8. At least annually, obtain and review a report by the Independent Auditor describing:
          a. the firm’s internal quality-control procedures;
          b. any material issues raised by the most recent internal quality-control review or peer review, or by any inquiry or investigation conducted by governmental or professional authorities during the preceding five years with respect to independent audits carried out by the firm, and any steps taken to deal with any such issues; and
          c. addressing the matters set forth in Independence Standards Board Standard No. 1.
9. Actively engage in dialogue with the Independent Auditor with respect to any disclosed relationships or services that may affect the independence and objectivity of the auditor and take, or recommend that the full Board take, appropriate actions to oversee the independence of the outside auditor.
10. Review and approve both audit and nonaudit services to be provided by the Independent Auditor. The authority to grant approvals may be delegated to one or more designated members of the Audit Committee whose decisions will be presented to the full Audit Committee at its next regularly scheduled meeting. Approval of nonaudit services will be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.
Financial Reporting Processes, Accounting Policies and Internal Control Structure
11. In consultation with the Independent Auditor and internal auditors, review the integrity of the Company’s financial reporting processes (both internal and external), and the internal control structure (including disclosure controls and procedures and internal control over financial reporting).
12. Create a Sarbanes-Oxley Steering Committee to oversee the development of internal controls and procedures in compliance with Section 404 of the Sarbanes-Oxley Act.
13. Receive and review any disclosure from the Company’s CEO, COO or CFO made in connection with the certification of the Company’s quarterly and annual reports filed with the SEC of:
          a. all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data; and
          b. any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.
14. Review and approve all related-party transactions, defined as those transactions required to be disclosed under Item 404 of Regulation S-K.

15. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.
     Ethical Compliance, Legal Compliance and Risk Management
16. Provide oversight for ethical behavior in all corporate business practices, review annual conflict of interest statements from Board members and management, and, except in matters in which a majority of the Audit Committee’s members have conflicts of interest, take action on matters including conflicts if interest that, under law or the policies of the Company, require approval by the Board.
17. review and recommend to the Board the approval of the Company’s Code of Conduct, monitor the implementation of the program, and receive reports and recommendations from the senior compliance officer of the Company.
18. Review, with the Company’s legal counsel, legal compliance matters, including corporate securities trading policies.
19. Review, with the Company’s legal counsel, any legal matter that could have a significant impact on the Company’s financial statements.
20. Review and assess the Company’s processes for managing business and financial risk, make recommendations to the Board concerning an internal audit program and plan, and monitor the results of targeted reviews, audits, and projects.
     Other Responsibilities
21. Review with the Independent Auditor, the internal auditing function, and management the extent to which changes or improvements in financial or accounting practices have been implemented.
22. Prepare the report that the SEC requires to be included in the Company’s annual proxy statement.
23. Perform any other activities consistent with this Charter, the Company’s bylaws and governing law as the Board deems necessary or appropriate.
The Audit Committee shall be entitled to rely on the expertise and knowledge of management, the internal auditor, and the Independent Auditor in carrying out its oversight responsibilities. Management of the Company is responsible for determining that the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles, and the Independent Auditor is responsible for auditing the corporation’s financial statements. It is not the duty of the Audit Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company’s internal policies, procedures and controls.

MEDAIRE, INC.
(a Nevada corporation with members’ liability limited)
ARBN 130 334 227

PROXY FORM
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
I/We
of                                                                                                                                being a Stockholder(s) of MedAire, Inc. hereby
appoint as my/our proxy                                                                                                                                                      of
                                                                                     or, in his/her absence
of
or, failing him, or her (or if left blank), James Allen Williams, CEO, with full power of substitution, attorney and proxy to vote all shares of Common Stock, par value USD $0.001 per share, of MedAire, Inc. (the “Company”) held of record by the undersigned at the Annual Meeting of Shareholders of the Company to be held on 26 May 2006 or any adjournments or postponements thereof (the “Annual Meeting”), on the matters set forth in this Proxy, and, in his or her discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may be properly brought before the Annual Meeting. This Proxy revokes all prior proxies given by the undersigned.
This form is to be used in accordance with the directions below. Unless the proxy is directed, the proxy may vote or abstain or withhold a vote as he/she thinks fit subject to the statement below and point (iii) of the Instructions below.
The proposals are numbered as in the notice of meeting.

1.	ELECTION OF DIRECTORS
CLASS II NOMINEES:
☐	FOR ALL NOMINEES	☐	Gregory J. Bell
		☐	John Gilbert McCormack
☐	WITHHOLD AUTHORITY	☐	Sandra Wilkenfeld Wadsworth
	FOR ALL NOMINEES	CLASS III NOMINEES:
		☐	Neil Warren Hickson
☐	FOR ALL EXCEPT	☐	John Jessup
	(See instructions below)	☐	James Allen Williams
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” AND FILL IN THE SQUARE NEXT TO EACH NOMINEE YOU WISH TO WITHHOLD, AS SHOWN HERE: ¢.
2. PROPOSAL TO APPROVE AN INCREASE OF THE MAXIMUM AGGREGATE ANNUAL AMOUNT PAYABLE TO NON-EXECUTIVE DIRECTORS.

FOR	AGAINST	ABSTAIN
☐	☐	☐
3. PROPOSAL TO APPROVE GRANTS OF STOCK OPTIONS TO NON-EXECUTIVE DIRECTORS

FOR	AGAINST	ABSTAIN
☐	☐	☐
4. TO CONSIDER AND ACT UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

MEDAIRE, INC.
(a Nevada corporation with members’ liability limited)
ARBN 130 334 227

INSTRUCTIONS
i.	To direct the proxy to vote all shares held by the undersigned in a particular manner, place a check or cross in, or fill in, the relevant box. Unless otherwise indicated, the proxy may vote all shares held by the undersigned in the manner indicated, and, if not indicated, in the proxy’s discretion.

ii.	To direct the proxy to vote only a portion of the shares held by the undersigned in respect of an item of business in a particular manner, place in the relevant box either the number of shares to be cast in the manner on a poll or the percentage of the total shares held by the undersigned to be cast in that manner on a poll. This direction, if given, is also an instruction to the proxy to vote according to the proxy’s discretion on a show of hands. If you mark the abstain box or the withhold box for a particular item, you are directing your proxy not to vote on that item on a show of hands or on a poll and that your shares are not to be counted in computing the required majority on a poll.

iii.	This proxy, when properly executed, will be voted in the manner directed herein. If James Allen Williams is designated proxy hereunder (either expressly or by leaving blank the designation section at the top of this proxy) and no clear direction is made, this proxy will be voted FOR ALL NOMINEES in the Election of Directors, FOR the approval of an Increase in the Maximum Aggregate Amount Payable to Non-executive Directors and FOR the approval of Grants of Stock Options to Non-executive Directors. If a person other than James Allen Williams is expressly designated proxy hereunder (by properly identifying such person in the designation section at the top of this proxy) and no clear direction is made, this proxy may be voted by such person, in such person’s discretion, at the Annual Meeting.
If the stockholder is an individual stockholder or joint holders:

Usual signature	Usual Signature

Name (printed):	Name (printed):
Dated this __________ day of ________________ 2006
If the stockholder is a Company:
 Executed for and on behalf of                                                                                                                    by authority of the directors in the presence of:

Director/Secretary	Director

Name (printed):	Name (printed):
Dated this ___________ day of _______________ 2006
Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.